UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2022

KYMERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39460	81-2992166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kymera Therapeutics, Inc.

200 Arsenal Yards Blvd., Suite 230
Watertown, Massachusetts 02472
(Address of principal executive offices, including zip code)

(857) 285-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KYMR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On October 13, 2022, Kymera Therapeutics, Inc. (the “Company”) issued a press release announcing its plans to hold an investor webcast on December 14, 2022 to share clinical data from its KT-474 Phase I patient cohort and oncology pipeline, the completion of dosing in its KT-474 Phase 1 HS and AD patient cohort (Part C), and updates on its KT-413 and KT-333 and KT-253 programs. A copy of this press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Kymera Therapeutics, Inc. on October 13, 2022, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kymera Therapeutics, Inc.

Date: October 13, 2022	By:	/s/ Nello Mainolfi
Nello Mainolfi, Ph.D.
President and Chief Executive Officer